UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2010
United Fire & Casualty Company
(Exact name of registrant as specified in its charter)

Iowa	001-34257	42-0644327

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52407

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (319) 399-5700
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On November 30, 2010, United Fire & Casualty Company, an Iowa corporation (“United Fire”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mercer Insurance Group, Inc., a Pennsylvania corporation (“Mercer”) and Red Oak Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of United Fire (“Acquisition Corp.”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Corp. will merge with and into Mercer, with Mercer surviving as a wholly owned subsidiary of United Fire (the “Merger”).
Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved and adopted by the boards of directors of each of United Fire and Mercer, at the effective time of the Merger (the “Effective Time”), each share of Mercer common stock (“Mercer Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Mercer Common Stock held in the treasury of Mercer or by any subsidiary of Mercer and any shares of Mercer Common Stock owned by United Fire or any wholly owned subsidiary of United Fire), including any allocated and unallocated shares held by the Mercer Employee Stock Ownership Plan (the “Mercer ESOP”), and any shares of restricted stock, will be automatically cancelled and converted into the right to receive $28.25 in cash (the “Cash Consideration”), without interest.
In connection with the Merger, each outstanding option to purchase Mercer Common Stock (“Mercer Stock Option”), whether or not vested and exercisable, will, at the Effective Time, be cancelled and converted into the right to receive the product of (i) the number of shares of Mercer Common Stock that would have been acquired upon the exercise of such Mercer Stock Option, multiplied by (ii) the excess, if any, of the Cash Consideration over the exercise price to acquire a share of Mercer Common Stock under such Mercer Stock Option (the “Option Consideration”), subject to any applicable withholding taxes.
The closing of the Merger is subject to certain conditions, including, among others, (i) approval and adoption by Mercer shareholders of the Merger Agreement, (ii) applicable insurance regulatory approvals, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (iv) the absence of any law or court or governmental order or injunction prohibiting, restraining or enjoining consummation of the Merger, (v) subject to materiality exceptions, the accuracy of the representations and warranties made by United Fire and Mercer, and compliance by United Fire and Mercer with their respective obligations under the Merger Agreement, and (vi) no event, occurrence, fact, condition, effect, change or development shall have occurred that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on Mercer and its subsidiaries, taken as a whole, or on the ability of Mercer to consummate the transactions contemplated by the Merger Agreement.

Each of United Fire and Mercer has made representations and warranties in the Merger Agreement. Mercer has agreed to certain covenants and agreements, including, among others, (i) to conduct its business in the ordinary course of business, consistent with past practice, during the period between the execution of the Merger Agreement and the closing of the Merger, (ii) not to solicit alternate transactions, enter into discussions, or enter into any agreement concerning, or provide confidential information in connection with, any proposals for alternative transactions, subject to a customary “fiduciary-out” provision which allows Mercer under certain circumstances to provide information to and participate in discussions with third parties prior to the approval of the Merger by Mercer’s shareholders, with respect to unsolicited alternative acquisition proposals that Mercer’s Board of Directors has determined, in its reasonable good faith judgment if consummated would be more favorable, from a financial point of view, to Mercer’s shareholders than the Merger and that such proposal is reasonably capable of being completed within a substantially similar period of time as the Merger (a “Superior Proposal”) and (iii) to call and hold a special shareholders’ meeting and recommend adoption of the Merger Agreement.
The Merger Agreement contains specified termination rights for both United Fire and Mercer. Among other termination rights, Mercer may terminate the Merger Agreement prior to the date on which the shareholders of Mercer approve the Merger if the Board of Directors of Mercer determines that it would, in the reasonable good faith judgment of Mercer’s Board of Directors, violate its fiduciary duties under applicable law to recommend approval of the Merger or the Merger Agreement (or if such recommendation is withdrawn) as a result of the receipt of a Superior Proposal. In connection with such termination, Mercer must pay United Fire a $6,685,000 fee. In addition, Mercer may also be obligated to pay a fee of $6,685,000 or to reimburse United Fire for its expenses incurred in connection with the Merger Agreement, up to $500,000, if the Merger Agreement is terminated under certain other specified circumstances.
As a material inducement to United Fire entering into the Merger Agreement, Andrew R. Speaker, the Chief Executive Officer, David B. Merclean, Senior Vice President of Finance and Chief Financial Officer, Paul D. Ehrhardt, Senior Vice President, Chief Underwriting Officer and Corporate Secretary and Paul R. Corkery, Senior Vice President and Chief Information Officer (collectively, the “Executives”) have entered into agreements to terminate their existing employment agreements with Mercer and certain of its subsidiaries at the Effective Time (the “Employment Termination Agreements”) substantially in the form attached to the Merger Agreement, pursuant to which Mercer will make a cash payment to each such Executive in an amount equal to 100% of the change in control payments due to each such Executive under their current employment agreements in the event such executive terminated his employment with Good Reason (as defined in the applicable existing employment agreement) at the Effective Time. In addition, Mercer has adopted a retention plan in the form attached to the Merger Agreement (the “Senior Management Retention Plan”) pursuant to which Mssrs. Speaker, Merclean, Ehrhardt and Corkery will provide services to the surviving company on a transition basis following the Merger in exchange for payments on each of the three, six and nine month anniversaries of the Effective Time.
The foregoing summary of the Merger Agreement, the Employment Termination Agreements, the Senior Management Retention Plan and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, the form of Employment Termination Agreement, and the Senior Management Retention Plan, copies of which are attached as Exhibit 2.1, and incorporated herein by reference.

The Merger Agreement has been included in this communication to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about United Fire, Acquisition Corp. or Mercer. The representations, warranties and covenants contained in the Merger Agreement (i) have been made only for purposes of the Merger Agreement, (ii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (iv) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of United Fire, Acquisition Corp. or Mercer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in United Fire’s or Mercer’s public disclosures.
Shareholder Support Agreements
Concurrently, and as a material inducement to United Fire entering into the Merger Agreement, Mercer’s directors and certain of its officers (collectively, the “Signing Shareholders”), each solely in his or her capacity as shareholder of Mercer, entered into Shareholder Support Agreements with United Fire (the “Shareholder Support Agreements”) with respect to their respective shares of Mercer Common Stock (the “Subject Shares”) and Mercer Stock Options. Such shares constituted approximately 13% of the total issued and outstanding shares of Mercer Common Stock as of November 30, 2010. Pursuant to the Shareholder Support Agreements, the Signing Shareholders have agreed to appear or otherwise cause to be cast and to vote, or cause to be voted, the Subject Shares in favor of the approval of the Merger Agreement and the transactions contemplated thereby and against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Mercer or any of its subsidiaries or any other “Acquisition Proposal” as defined in the Merger Agreement, or any amendment of Mercer’s Charter or Bylaws or other proposal that would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Mercer.
In the Shareholder Support Agreements, the Signing Shareholders have agreed not to, on or after the date of the Shareholder Support Agreements, among other things, (i) sell, transfer, pledge, assign, otherwise dispose of or otherwise encumber any of the Subject Securities (as defined in the Shareholder Support Agreements) or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to any of the Subject Securities, other than the Shareholder Support Agreements (subject to certain limited exceptions and provided that the transferee agrees in writing to be bound by the terms of the Shareholder Support Agreement). The Signing Shareholders also have agreed not to take any action that Mercer is prohibited from taking under the Merger Agreement with respect to the solicitation of alternative transaction proposals. The Shareholder Support Agreements will terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, and (b) the approval of the Merger and the Merger Agreement by the requisite vote of the shareholders of Mercer at the Mercer shareholder meeting.

The foregoing summary of the Shareholder Support Agreements and the transactions contemplated thereby contained in this Item 1.01 does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the form of Shareholder Support Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.
Safe Harbor Statement
This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the ability to obtain governmental approvals of the merger on the proposed terms and schedule contemplated by the parties; the failure of shareholders of Mercer to approve the proposed merger; the risk that the United Fire and Mercer businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; general economic conditions in the jurisdictions in which United Fire and Mercer do business; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; changes in the competitive environment; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; and the cost of resolution of other contingent liabilities and loss contingencies.  Further information concerning United Fire, Mercer, and their business, including factors that potentially could materially affect United Fire’s and Mercer’s financial results, is contained in United Fire’s and Mercer’s filings with the Securities and Exchange Commission (the “SEC”). See United Fire’s and Mercer’s Annual Reports on Form 10-K and Annual Reports to Shareholders for the fiscal years ended December 31, 2009, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to United Fire’s and Mercer’s businesses. Neither United Fire nor Mercer undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information
This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving United Fire and Mercer. In connection with the proposed transaction, United Fire and Mercer will be filing documents with the SEC, including the filing by Mercer of a proxy statement regarding the proposed Merger and the mailing of such proxy statement to the Mercer shareholders. Before making any voting or investment decision, investors and shareholders are urged to read carefully in their entirety the Mercer proxy statement regarding the proposed transaction and any other relevant documents filed by either United Fire or Mercer with the SEC when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov) or in the Investors section of Mercer’s web site at www.mercerins.com. The proxy statement and such other documents may also be obtained, when available, for free from Mercer by directing such request to Mercer Insurance Group, Inc., P.O. Box 278, Pennington, New Jersey 08534, telephone: (800) 762-6837.
Mercer and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Mercer’s directors and executive officers in its definitive proxy statement relating to the 2010 annual shareholder meeting and annual report on Form 10-K for the fiscal year ended December 31, 2009, both filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Mercer proxy statement and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from Mercer using the contact information above.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 30, 2010, among United Fire, Acquisition Corp. and Mercer, including the exhibits attached thereto.*

10.1
Form of Shareholder Support Agreement, dated as of November 30, 2010, by each of the following individuals: Andrew R. Speaker (President and Chief Executive Officer), David B. Merclean (Senior Vice President of Finance and Chief Financial Officer), Paul D. Ehrhardt (Senior Vice President, Chief Underwriting Officer and Corporate Secretary), Paul R. Corkery (Senior Vice President and Chief Information Officer), George T. Hornyak, Jr. (Director), Samuel J. Malizia (Director), Roland D. Boehm (Director), H. Thomas Davis, Jr. (Director), William V.R. Fogler (Director), William C. Hart (Director), Richard U. Niedt (Director), Richard J. Chichester (Vice President of Marketing), Lawrence J. Crawford (Vice President of Claims, East Coast), Gordon A. Coleman (Treasurer, East Coast), Debra J. Johnstone (Director of Human Resources, East Coast), John Hollingshead (Vice President of Legal), Artur A. Terner (Vice President of Finance) and Charles Wardlaw (Vice President of Claims, West Coast).

99.1	Joint Press Release, issued by United Fire and Mercer on November 30, 2010.

*	Disclosure schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. United Fire agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire & Casualty Company
(Registrant)

/s/ Randy A. Ramlo
Randy A. Ramlo, Chief Executive Officer
Date: November 30, 2010

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 30, 2010, among United Fire, Acquisition Corp. and Mercer, including the exhibits attached thereto.*

10.1
Form of Shareholder Support Agreement, dated as of November 30, 2010, by each of the following individuals: Andrew R. Speaker (President and Chief Executive Officer), David B. Merclean (Senior Vice President of Finance and Chief Financial Officer), Paul D. Ehrhardt (Senior Vice President, Chief Underwriting Officer and Corporate Secretary), Paul R. Corkery (Senior Vice President and Chief Information Officer), George T. Hornyak, Jr. (Director), Samuel J. Malizia (Director), Roland D. Boehm (Director), H. Thomas Davis, Jr. (Director), William V.R. Fogler (Director), William C. Hart (Director), Richard U. Niedt (Director), Richard J. Chichester (Vice President of Marketing), Lawrence J. Crawford (Vice President of Claims, East Coast), Gordon A. Coleman (Treasurer, East Coast), Debra J. Johnstone (Director of Human Resources, East Coast), John Hollingshead (Vice President of Legal), Artur A. Terner (Vice President of Finance) and Charles Wardlaw (Vice President of Claims, West Coast).

99.1	Joint Press Release, issued by United Fire and Mercer on November 30, 2010.

*	Disclosure schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. United Fire agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.